150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20160365733-36
Barbara K. Cegavske	Filing Date and Time 08/17/2016 3:47 PM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0556612010-0

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:
Axim Biotechnologies, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

CERTIFICATE OF DESIGNATION
of
SERIES B PREFERRED STOCK
of
AXIM BIOTECHNOLOGIES, INC.

Axim Biotechnologies, Inc., a corporation organized and existing under the Nevada Revised Statutes of the State of Nevada (the "Corporation").

DOES HEREBY CERTIFY:

THAT, pursuant to the authority conferred upon the board of directors by the Certificate of Incorproation (as amended) of this Corproation and NRS 78.1955, the board of directors has duly adopted the following resolution; (continued on Attachment A)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X ____________________
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT A

RESOLVED, that, pursuant to the authority expressly granted to and vested in the board of directors of this Corporation by the provisions of its Certificate of Incorporation, the board of directors hereby creates a series of Preferred Stock to consist of 500,000 of the Corporation's 5,000,000 authorized shares of Preferred Stock, $.0001 par value per share, which this Corporation now has authority to issue, and hereby does issue such shares, and the board of directors hereby fixes the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of this Corporation which are applicable to Preferred Stock of all series) as follows:

I. **Designation**. The distinctive designation of such series shall be the Series B Preferred Stock (the "Series B Preferred Stock").

II. **Number of Shares**. The number of shares, which shall constitute such series, shall be 500,000 shares, which number may not be increased or decreased in part without the prior written consent of a majority of both the outstanding Series B Preferred Stock and the outstanding Series C Preferred Stock.

III. Dividend Rate and Rights. Holders of the Series B Preferred Stock shall be entitled to receive, dividends or other distributions *pari passu* and ratably with the holders of the Series C Preferred Stock, and senior to the holders of Common Stock and any other junior stock of the Corporation, when, as, and if declared by the Directors of the Corporation.

IV. Conversion into Common Stock.

A. **Right to Convert.** Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof and subject to notice requirements described herein, at any time, into one (1) share of the Corporation's Common Stock.

B. **Notice of Conversion.** Each Series B Preferred Stock stockholder who desires to convert into the Corporation's Common Stock must provide a ten (10) day written notice to the Corporation of its intent to convert one or more shares of Series B Preferred Stock into Common Stock. The Corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert.

Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and

such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Series B Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent, and shall given written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Series B Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted.

C. **Adjustments to Conversion Price - Merger or Reorganization**. In case of any consolidation or merger of the Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Series B Preferred Stock at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder's shares of Series B Preferred Stock into shares of Common Stock pursuant to this Article IVand thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder's rights pursuant to Article Vhereof.

D. **No Impairment**. The Corporation will not, by amendment of its Articles of Incorporation, or through any reorganization transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

E. **Certificate as to Adjustments**. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred Stock pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

F. **Notices of Record Date**. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to each holder of Series B Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

G. **Common Stock Reserved**. The Corporation shall take such action as is necessary to amend the Articles of Incorporation to authorize such number of shares of Common Stock as shall from time to time be sufficient to effect (a) conversion of the Series B Preferred Stock, and (b) issuance of Common Stock pursuant to any outstanding option, warrant, or other rights to acquire Common Stock.

V. **Liquidation Preference.**

A. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "**Liquidation**"), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:

1. The holders of the Series B Preferred Stock along with the holders of the Series C Preferred Stock, which holders shall be treated *pari passu* with one another for all purposes related to this Article V, shall be entitled to receive, prior to the holders of the other junior series of Preferred Stock and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the corporation by reason of their ownership of such stock: (i) all shares of common stock to any subsidiary of Corporation which are held by the Corporation; and (ii) an amount equal to $1.00 per share with respect to each share of Series B Preferred Stock and Series C Preferred Stock, plus all declared but unpaid dividends with respect to such share.

2. If upon occurrence of a Liquidation the assets and funds thus distributed *pari passu* among the holders of the Series B Preferred Stock and the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and the Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

3. After payment of the full amounts to the holders of Series B Preferred Stock and the Series C Preferred Stock as set forth above in paragraph (1), any remaining assets of the Corporation shall be distributed pro rata to the holders of the Preferred Stock and Common Stock (in the case of the Preferred Stock, on an "as converted" basis into Common Stock).

B. For purposes of this Article V, and unless a majority of the holders of the Series B Preferred Stock and the Series C Preferred Stock affirmatively vote or agree by written consent to the contrary, a Liquidation shall be deemed to include (i) the acquisition of the

Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) and (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

C. If any of the assets of the Corporation are to be distributed other than in cash under this Article V, then the Board of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

VI. Voting Rights. The holders of a majority of the Series B Preferred Stock shall be entitled to elect three (3) directors to the Corporation's Board of Directors (the "Series B Directors"). The election of the Series B Directors may be made at any annual or special meeting of the shareholders or at any time without a meeting and without prior notice by written consent of a majority of the holders of the Series B Preferred Stock. The holders of two-thirds (2/3) of the Series B Preferred Stock may remove a Series B Director at any time with or without cause, either at any meeting of the shareholders or by written consent and without a meeting and without prior notice. The Bylaws of the Corporation shall explicitly authorize three Series B Director seats and any vacancy in any such seats, whether by reason of a Series B Director having never been elected to any such authorized seat(s), death, resignation, disqualification, removal or otherwise, may only be filled by the holders of a majority of the Series B Preferred Stock. On all other matters the Series B Preferred Stock will be entitled to cast one hundred (100) votes per share along with the holders of all of the Corporation's voting stock entitled to vote on such matters.

VII. Covenants.

A. In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, or the unanimous vote of all of the Series B Directors if there are three (3) Series B Directors serving at the time, do any of the following:

1. take any action which would either alter, change or affect the rights, preferences, privileges or restrictions of the Series B Preferred Stock or increase the number of shares of such Series B Preferred Stock authorized hereby or designate any other series of Preferred Stock except for the Series C Preferred Stock;

2. increase the number of shares issuable under any equity incentive plan(s) or arrangements;

3. make fundamental changes to the business of the Corporation;

4. make any changes to the terms of the Series B Preferred Stock or to the Corporation's Articles of Incorporation or Bylaws, including by designation of any stock other than (i) as set forth in Article VII, Section (A)(5), below, and (ii) the designation of the Series C Preferred Stock, which certificate of designation is attached hereto as Exhibit A;

5. with the exception of the Series C Preferred Stock, create any new class of shares having preferences over or being on a parity with the Series B Preferred Stock as to dividends or assets;

6. make any change in the size or number of authorized directors as set forth in the Bylaws of the Corporation;

7. repurchase or redeem the Series B Preferred Stock or any of the Corporation's Common Stock;

8. sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Corporation or more than 50% of the stock of the Corporation in a single transaction or series of transactions;

9. make any payment of dividends or other distributions or any redemption or repurchase of stock or options or warrants to purchase stock of the Corporation;

10. make any sale of additional Preferred Stock other than (i) the Series C Preferred Stock and (ii) as set forth in Article VII, Section (A)(5), above.

VIII. Reissuance. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series B Preferred Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

IX. Notices. Unless otherwise specified in the Corporation's Articles of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series B Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

X. Series C Director Independence. The holders of a majority of the Series B Preferred Stock shall have the right, but shall not be required, to challenge the independence of a Series C Director that must be "independent" as such term is defined in the Series C Certificate of Designation. For purposes of clarity, it is only in the event that the holders of the Series C Preferred Stock elect four (4) Series C Directors to the Corporation's board of directors, that one of the four directors must be "independent" as such term is defined in the Series C Certificate of Designation. Under all other circumstances this provision is not operable. Any challenge to a fourth Series C Director that must be independent shall be subject to the terms, conditions and procedures for making any such challenge as such terms, conditions and procedures are set forth

in Article VI, Section B of the Certificate of Designation for the Series C Preferred Stock. In addition, the right to make any such challenge belongs only to the holders of a majority of the Series B Preferred Stock and neither the right to challenge nor to require that the Series B Preferred holders make a challenge shall be available to any other of the Corporation's shareholders.

XI. Transfer of the Series B Preferred Stock. The holders of the Series B Preferred Stock may not sell, assign, transfer, pledge, encumber or hypothecate the Series B Preferred Stock, in whole or in part, without the prior written consent of a majority of the holders of the Series C Preferred Stock, provided however, the holders of the Series B Preferred Stock may sell, assign or transfer the Series B Preferred Stock to (i) any entity owned or controlled by the Sanammad Foundation, (ii) any entity owned or controlled by the Sanammad members (George E. Anastassov, Lekhram Changoer and Philip A. Van Damme), or (iii) any one or more of the Sanammad members so long as any such transfer has been approved by the non-transferee Sanammad member(s).

EXHIBIT A

CERTIFICATE OF DESIGNATION
of
SERIES C PREFERRED STOCK
of
AXIM BIOTECHNOLOGIES, INC.

Axim Biotechnologies, Inc., a corporation organized and existing under the Nevada Revised Statutes of the State of Nevada (the "Corporation"),

DOES HEREBY CERTIFY:

THAT, pursuant to the authority conferred upon the board of directors by the Certificate of Incorporation (as amended) of this Corporation and NRS 78.1955; the board of directors has duly adopted the following resolution:

RESOLVED, that, pursuant to the authority expressly granted to and vested in the board of directors of this Corporation by the provisions of its Certificate of Incorporation, the board of directors hereby creates a series of Preferred Stock to consist of 500,000 of the Corporation's 5,000,000 authorized shares of Preferred Stock, $.0001 par value per share, which this Corporation now has authority to issue, and hereby does issue such shares, and the board of directors hereby fixes the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of this Corporation which are applicable to Preferred Stock of all series) as follows:

I. **Designation.** The distinctive designation of such series shall be the Series C Preferred Stock (the "Series C Preferred Stock").

II. **Number of Shares.** The number of shares, which shall constitute such series, shall be 500,000 shares, which number may not be increased or decreased in part without the prior written consent of a majority of both the outstanding Series C Preferred Stock and the outstanding Series B Preferred Stock.

III. Dividend Rate and Rights. Holders of the Series C Preferred Stock shall be entitled to receive, dividends or other distributions *pari passu* and ratably with the holders of the Series B Preferred Stock, and senior to the holders of Common Stock and any other junior stock of the Corporation, when, as, and if declared by the Directors of the Corporation.

IV. **Conversion into Common Stock.**

A. **Right to Convert.** Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof and subject to notice requirements described herein, at any time, into one (1) share of the Corporation's Common Stock.

B. **Notice of Conversion**. Each Series C Preferred Stock stockholder who desires to convert into the Corporation's Common Stock must provide a ten (10) day written notice to the Corporation of its intent to convert one or more shares of Series C Preferred Stock into Common Stock. The Corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert.

Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Series C Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent, and shall given written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Series C Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted.

C. **Adjustments to Conversion Price - Merger or Reorganization**. In case of any consolidation or merger of the Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Series C Preferred Stock at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder's shares of Series C Preferred Stock into shares of Common Stock pursuant to this Article IV and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder's rights pursuant to Article V hereof.

D. **No Impairment**. The Corporation will not, by amendment of its Articles of Incorporation, or through any reorganization transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IVand in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

E. **Certificate as to Adjustments.** Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series C Preferred Stock pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

F. **Notices of Record Date.** In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to each holder of Series C Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

G. **Common Stock Reserved.** The Corporation shall take such action as is necessary to amend the Articles of Incorporation to authorize such number of shares of Common Stock as shall from time to time be sufficient to effect (a) conversion of the Series C Preferred Stock, and (b) issuance of Common Stock pursuant to any outstanding option, warrant, or other rights to acquire Common Stock.

V. Liquidation Preference.

A. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "**Liquidation**"), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:

1. The holders of the Series C Preferred Stock along with the holders of the Series B Preferred Stock, which holders shall be treated *pari passu* with one another for all purposes related to this Article V, shall be entitled to receive, prior to the holders of the other junior series of Preferred Stock and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the corporation by reason of their ownership of such stock: (i) all shares of common stock to any subsidiary of Corporation which are held by the Corporation; and (ii) an amount equal to $1.00 per share with respect to each share of Series C Preferred Stock and Series B Preferred Stock, plus all declared but unpaid dividends with respect to such share.

2. If upon occurrence of a Liquidation the assets and funds thus distributed *pari passu* among the holders of the Series C Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall

be distributed among the holders of the Series C Preferred Stock and the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

3. After payment of the full amounts to the holders of Series C Preferred Stock and the Series B Preferred Stock as set forth above in paragraph (1), any remaining assets of the Corporation shall be distributed pro rata to the holders of the Preferred Stock and Common Stock (in the case of the Preferred Stock, on an "as converted" basis into Common Stock).

B. For purposes of this Article V, and unless a majority of the holders of the Series C Preferred Stock and the Series B Preferred Stock affirmatively vote or agree by written consent to the contrary, a Liquidation shall be deemed to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) and (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

C. If any of the assets of the Corporation are to be distributed other than in cash under this Article V, then the Board of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

VI. Voting Rights.

A. The holders of a majority of the Series C Preferred Stock shall be entitled to elect four (4) directors to the Corporation's Board of Directors (the "Series C Directors"). The election of the Series C Directors may be made at any annual or special meeting of the shareholders or at any time without a meeting and without prior notice by written consent of a majority of the holders of the Series C Preferred Stock. The holders of two-thirds (2/3) of the Series C Preferred Stock may remove a Series C Director at any time with or without cause, either at any meeting of the shareholders or by written consent and without a meeting and without prior notice. The Bylaws of the Corporation shall explicitly authorize four Series C Director seats and any vacancy in any such seats, whether by reason of a Series C Director having never been elected to any such authorized seat(s), death, resignation, disqualification, removal or otherwise, may only be filled by the holders of a majority of the Series C Preferred Stock. On all other matters the Series C Preferred Stock will be entitled to cast one hundred (100) votes per share along with the holders of all of the Corporation's voting stock entitled to vote on such matters.

B. In the event that the holders of a majority of the Series C Preferred shall elect four (4) members to the board of directors, at least one (1) of the four appointees shall be "independent" as such term is strictly defined hereafter. For purposes of this Certificate of

Designation, the term "independent" shall mean, and shall be strictly construed to mean (without reference to any other inferential facts or circumstances), that the person is not (i) an officer, director, employee or the holder of more than ten percent (10%) of the voting securities or membership interests of Medical Marijuana, Inc. ("MJNA") or any entity owned or controlled by MJNA, (ii) an officer, director, employee, manager or the holder of more than ten percent (10%) of the membership interests or voting securities of General Hemp, LLC ("General Hemp") or any entity owned or controlled by General Hemp, or (iii) an officer, director, employee or the holder of more than ten percent (10%) of the voting securities or membership interests of Columbia & Beech Corporation (fka Hemp Deposit and Distribution Corporation) ("C&B") or any entity owned or controlled by C&B. "Owned or controlled" as used herein shall mean owns or controls more than fifty percent (50%) of the voting securities or membership interests of any entity. Notwithstanding the foregoing, the holders of the Series B Preferred Stock may waive at any time the requirement that one of the four Series C Directors be independent (as defined hereunder) and upon such waiver, this Section B of Article VI shall be inoperable.

When the holders of a majority of the Series C Preferred are required to appoint or designate an independent director they shall do so by naming such independent director along with a certification that he/she is independent (the "Independent Director Certification") that states:

"The holders of a majority of the Series C Preferred Stock do hereby certify that Series C Director designee, Mr./Ms. ________________________, is independent as such term is defined in Article VI Section B of the Series C Preferred Stock Designation."

There shall be no other procedure or disclosure required prior to the appointment of a Series C Director that is the subject of an Independent Director Certification other than the executed Certification.

The Independent Director Certification shall be conclusive and the holders of the Series B Preferred Stock may not under any circumstances delay or impede the appointment of a Series C Designee that the Series C holders have designated as independent or any other Series C Director designee. The appointment of any Series C Director, including any Series C Director that has been designated as independent, shall be effective immediately upon the execution of a consent or proxy signed by the majority of the holders of the Series C Preferred Stock (along with a signed Independent Director Certification when the Series C holders are required to name an independent Series C Director) unless such consent or proxy sets forth a future date or time that such appointment is to become effective. In the event that following the appointment of a Series C Director, that the holders of the Series C Preferred have certified as independent, such director does not continue to meet the definition of independent (as strictly defined in this Certificate of Designation) or a court of competent jurisdiction shall determine that an independent Series C Director is not in fact independent (either at the time of his or her appointment or following their appointment), then such Series C Director shall be disqualified from serving on the AXIM board of directors, however, all such acts or actions taken or voted upon by such director prior to his or her disqualification shall be fully effective and enforceable, including in the case of a post-appointment determination that such director was not independent at the time of their appointment. A challenge to the independent status of a Series C Director may only be made by the holders of a majority of the Series B Preferred Stock. For purposes of clarity, the appointment

of a Series C Director, if such appointment is accompanied by an Independent Director Certification signed by the holders of a majority of the Series C Preferred Stock, shall not be delayed, impeded or interrupted under any circumstances including but not limited to, pending the outcome of a challenge to such appointee's independent status. In furtherance of the foregoing, the holders of a majority of the Series B Preferred Stock shall not have, and are irrevocably divested of hereunder, the right to seek injunctive relief pending the outcome of a challenge to the independent status of a Series C Director.

In the event that a court of competent jurisdiction finds that an independent Series C Director does not meet the definition of "independent" as set forth in this Certificate of Designation (whether at the time of their appointment or following such appointment), such a finding shall not in any way alter, modify or diminish the rights of the holders of a majority of the Series C Preferred Stock the right to appoint four (4) Series C Directors as set forth in this Certificate of Designation following such a ruling or finding including, but not limited to the right to name a replacement independent Series C Director using the procedures as set forth in this Certificate of Designation.

VII. Covenants.

A. In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, or the unanimous vote of all of the Series C Directors if there are four (4) Series C Directors serving at the time, do any of the following:

1. take any action which would either alter, change or affect the rights, preferences, privileges or restrictions of the Series C Preferred Stock or increase the number of shares of such Series C Preferred Stock authorized hereby or designate any other series of Preferred Stock except for the Series B Preferred Stock;

2. increase the number of shares issuable under any equity incentive plan(s) or arrangements;

3. make fundamental changes to the business of the Corporation;

4. make any changes to the terms of the Series C Preferred Stock or to the Corporation's Articles of Incorporation or Bylaws, including by designation of any stock other than (i) as set forth in Article VII, Section (A)(5), below, and (ii) the designation of the Series B Preferred Stock, which certificate of designation is attached hereto as Exhibit A;

5. with the exception of the Series B Preferred Stock, create any new class of shares having preferences over or being on a parity with the Series C Preferred Stock as to dividends or assets;

6. make any change in the size or number of authorized directors as set forth in the Bylaws of the Corporation;

7. repurchase or redeem the Series C Preferred Stock or any of the Corporation's Common Stock;

8. sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Corporation or more than 50% of the stock of the Corporation in a single transaction or series of transactions;

9. make any payment of dividends or other distributions or any redemption or repurchase of stock or options or warrants to purchase stock of the Corporation;

10. make any sale of additional Preferred Stock other than (i) the Series B Preferred Stock and (ii) as set forth in Article VII, Section (A)(5), above;

11. issue or sell any capital stock of the Corporation, except issuances approved by a majority of the outstanding shares of Series C Preferred Stock, or pursuant to convertible instruments, options, warrants or contracts approved by the holders of a majority of the outstanding shares of Series C Preferred Stock, after the filing date of this Certificate of Designation or pursuant to convertible instruments, options, warrants or contracts entered into by the Corporation prior to the filing date of this Certificate of Designation;

12. borrow any money, incur any indebtedness or issue any debt other than in the ordinary course of business, with "ordinary course of business" meaning and limited to customary credit arrangements with trade creditors;

13. file a registration statement with the Securities and Exchange Commission;

14. file for bankruptcy under any chapter of the U.S. Bankruptcy Code or
under any state insolvency law.

Protective covenants 11, 12, 13 and 14 shall not be operable during any time that there are at least three (3) Series C Directors sitting on the Corporation's board of directors.

VIII. Reissuance. No share or shares of Series C Preferred Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series C Preferred Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

IX. Notices. Unless otherwise specified in the Corporation's Articles of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series C Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

X. Transfer of the Series C Preferred Stock. The holders of the Series C Preferred Stock may not sell, assign, transfer, pledge, encumber or hypothecate the Series C Preferred Stock, in whole or in part, without the prior written consent of a majority of the holders of the Series B Preferred Stock, provided however, the holders of the Series C Preferred Stock may sell, assign or transfer the Series C Preferred Stock to (i) any entity owned or controlled by Medical Marijuana, Inc. (ii) any entity owned or controlled by General Hemp, LLC, or (iii) any entity owned or controlled by James R. Arabia.